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EXHIBIT 5      OPINION OF ELIZABETH BRANDON-BROWN, ESQ.
EXHIBIT 23.1   CONSENT OF ELIZABETH BRANDON-BROWN, ESQ.

January 21, 1998

Capitol Communities Corporation
25550 Hawthorne Blvd, Suite 207
Torrance, California 90505

     Re:  Capitol Communities Corporation
          Form S-8 Registration Statement and Amendment

Ladies and Gentlemen:

       I understand that Capitol Communities Corporation. (the "Company") intends to file with the Securities and Exchange Commission Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to Common Stock of Capitol Communities Corporation, par value $0.01 and to be issued under the Company's Non-Qualified Consultant Stock Option Plan, as amended (the "Plan").

     I have acted as special counsel to Capitol Communities Corporation, a Nevada corporation (the "Company"), in connection with (i) the filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-8, Registration No. 14015 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") covering 538,000 shares of common stock, $.01 par value ("Common Stock"), of the Company which may be issued in the future upon exercise of the consultant stock options (the "Stock Options") referred to in the Registration Statement.

     As such counsel, I have examined the Registration Statement and exhibits thereto and such other documents, and have obtained such certificates and assurances from officers and representatives of the Company and made such additional inquiries, as I have deemed necessary for the purpose of rendering this option. I have assumed the genuineness of all documents submitted to me as copies. I have also examined the proceedings heretofore taken by the Company in connection with the authorization of the Stock Options and the issuance of the Common Stock issuable upon exercise thereof.

     On the basis of and in reliance upon the foregoing examinations, inquiries and assumptions, and such other matters of fact and questions of law as I have deemed appropriate, and subject to the limitations contained herein, I am of the opinion that any shares of Common Stock to be issued in the future by the Company upon exercise of the Stock Options will, when issued in

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accordance with the terms of the Stock Options, be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, as amended. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the General Rules and Regulations of the Commission.

                                Very truly yours,



                                /s/ Elizabeth Brandon-Brown
                                    -----------------------
                                    Elizabeth Brandon-Brown  .


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